Exhibit 8(d)(x)

                AMENDMENT NO. 12 TO FUND PARTICIPATION AGREEMENT

      THIS AMENDMENT NO. 12 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this _1___ day of November, 2009 by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

      WHEREAS, the Company and Distributor are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended November 15, 1997, December 31, 1997, January 13, 2000, February 9, 2001, July 31, 2003, March 26,
2004, March 29, 2004, May 1, 2005, May 1, 2006, May 1, 2007 and December 1, 2007
(the "Agreement) in connection with the participation of the Funds in Contracts offered by the Company;

      WHEREAS, the parties have agreed to amend the Agreement to make additional Funds available as investment options under the Agreement; and

      WHEREAS, in connection with the additional Funds made available, the parties have agreed to revise the reimbursement terms; and

      WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

      1. Funds Available. The second recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

            "WHEREAS, the Company wishes to make available as investment options under the Contracts, one or more of the funds identified in Exhibit B attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (each an "Issuer" and collectively, the "Issuers"); and"

      2. Compensation and Expenses. Section 5 is hereby deleted in its entirety and the following Section 5 is substituted in lieu thereof:

"(a) Certain of the Funds have adopted distribution contracts pursuant to which Distributor, on behalf of each such Fund, will pay a service fee to dealers in accordance with the provisions of such Funds' distribution contracts for the Class II shares. The service fee is paid as additional consideration for all personal services, account maintenance services and/or Distribution Services provided by the


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

      broker/dealer of record to shareholders of the applicable Fund. The provisions and terms of these Funds' distribution contracts are described in their respective prospectuses, and the Company hereby agrees that Distributor has made no representations with respect to the distribution contracts of such Funds in addition to, or conflicting with, the description set forth in their respective prospectuses. The fee for each class of Shares of the Funds will be set by Distributor based on the relevant distribution contracts.

"(b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") attached as Exhibit B under this Agreement.

"(c) For the purposes of computing the payments to the Company contemplated by this Section 5, the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each calendar day during the month and dividing by the total number of calendar days during such month.

"(d) Distributor will calculate the amount of the payments to be made pursuant to this Section 5 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payments will be accompanied by a statement showing the calculation of the amounts being paid by Distributor for the relevant months and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

                    Jefferson National Life Insurance Company
                    9920 Corporate Campus Drive, Suite 1000
                    Attention: Separate Accounts
                    Phone No.: (502) 515-7853
                    Fax No.: (647) 439-1382"

      3. Schedule A. Schedule A is hereby deleted in its entirety and the attached Schedule A is inserted in lieu thereof.

      4. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment No. 12 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 12 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 12, the parties hereby confirm and ratify the Agreement.


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

      5. Counterparts. This Amendment No. 12 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

      6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JEFFERSON NATIONAL LIFE                       AMERICAN CENTURY
INSURANCE COMPANY                             INVESTMENT SERVICES, INC.

By: ______________________________            By: ______________________________
      Name:                                       Name:
      Title:                                      Title:


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

                                    EXHIBIT B

                                       Rate for Non-Monument   Rate for Monument
Fund                         Class     Advisor Assets          Advisor Assets
----                         -----     --------------          --------------
VP Balanced                  I         35 bps                  35 bps
VP Income & Growth           I         25 bps                  35 bps
VP Inflation Protection      II         5 bps                  10 bps
VP International             I         25 bps                  35 bps
VP Large Company Value       I         25 bps                  35 bps
VP Mid Cap Value             I         25 bps                  35 bps
VP Ultra                     I         25 bps                  35 bps
VP Value                     I         25 bps                  35 bps
VP Vista                     I         25 bps                  35 bps

Note: all funds not available in all products, and some funds are available in Monument Advisor only.


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

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

====================================================================================================================================
                              Name of Separate                                                           Portfolios and
                              Account and Date                          Contracts Funded                 Class of Shares
                      Established by Board of Directors                by Separate Account            Available to Contracts
====================================================================================================================================
Jefferson National Life Annuity Account C    1980                      CVIC-2000                VP Income & Growth Fund (Class I)
Jefferson National Life Annuity Account E    November 12, 1993         CVIC-2001
Jefferson National Life Annuity Account F    September 26, 1997        CVIC-2004             VP Inflation Protection Fund (Class II)
Jefferson National Life Annuity Account G    January 18, 1996          CVIC-2005
Jefferson National Life Annuity Account H    November 1, 1999          22-4056                        VP International Fund
Jefferson National Life Annuity Account I    August 23, 2000           22-4025                               (Class I)
Jefferson National Variable Account L        February 22, 2000         32-4000
Jefferson National Life Annuity Account J    November 3, 2003          32-4002                   VP Large Company Value (Class I)
Jefferson National Life Annuity Account K    November 3, 2003          32-4003
                                                                       22-4047                       VP Value Fund (Class I)
                                                                       22-4048
                                                                       22-4061                      VP Balanced Fund (Class I)
                                                                       JNL-2100
                                                                       JNL-2200                         VP Vista (Class I)
                                                                       JNL-2300
                                                                       JNL-2300-1                       VP Ultra (Class I)
                                                                       JNL-2300-2
                                                                       Including state
                                                                       variations of                VP Mid Cap Value (Class I)
                                                                       these forms
------------------------------------------------------------------------------------------------------------------------------------

Note: all funds not available in all products, and some funds are available in Monument Advisor only.


                                       5